EXHIBIT 99.1

Information relating to Item 14. - - Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of the 558,534 shares of Quixote Corporation’s Common Stock registered pursuant to the registration statement (Registration No.  333-106895) on Form S-3  filed on July 9,2003, other than underwriting discounts and commissions, are set forth in the following table.  All amounts are estimates except the Securities and Exchange Commission registration fee.

Commission Registration Fee	$1,150.42
Legal Fees and Expenses	20,000.00
Accounting Fees and Expenses	10,000.00
Miscellaneous	2,500.00
Total	$33,650.42